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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) June 14, 2005
                                                      -------------

                        Baldwin Technology Company, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         1-9334                                            13-3258160
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(Commission File Number)                       (IRS Employer Identification No.)


Two Trap Falls Road, Suite 402, Shelton, CT                           06484
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  (Address of Principal Executive Offices)                          (Zip Code)

                                  203-402-1000
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers
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Baldwin Technology Company, Inc. ("Baldwin or the "Company") reported that at its meeting held on June 14, 2005, the Company's Board of Directors appointed Karl S. Puehringer President and Chief Operating Officer of the Company, effective July 1, 2005. Mr. Puehringer will assume the day-to-day responsibility for Baldwin's European, American and Asian operations, all of which will report to him. Mr. Puehringer will report directly to Gerald A. Nathe, the Company's Chairman and Chief Executive Officer.

Mr. Puehringer, age 39, joined the Company in November 2001 as a Vice President. Since 2003, he has held the position of Vice President, European Operations. Before joining Baldwin, Mr. Puehringer served as a Manager at A.T. Kearney, Inc. in Munich, Germany, a global management consulting firm and a subsidiary of Electronic Data Systems Corp., a global technology services company, where he was responsible for project management from August 1999 to September 2001. From April 1996 to August 1998, Mr. Puehringer was President and a Director of Voest-Alpine MCE Indonesia and from March 1993 to March 1996, he was Managing Director of Voest-Alpine Ice Mexico; both companies were subsidiaries of VA Technologie, A.G., an Austrian-based technology and service company.

Effective November 1, 2001, the Company entered into an employment agreement with Karl S. Puehringer, which was amended on February 14, 2003, May 12, 2003 and February 10, 2004. The employment agreement was filed as Exhibit 10.49 to the Company's Report on Form 10-Q for the quarter ended December 31, 2001; the amendments were filed as Exhibit 10.60 to the Company's Report on Form 10-Q for the quarter ended March 30, 2003 and as Exhibit 10.67 to the Company's Report on Form 10-Q for the quarter ended March 31, 2004. The employment agreement, as amended, provides for (a) a minimum annual base salary of 190,000 Euros to be paid to Mr. Puehringer, (b) incentive compensation under the Company's Management Incentive Compensation Plan, (c) a supplemental retirement benefit of thirty (30%) percent of average annual base salary for ten (10) years following termination of employment, subject to vesting as set forth in the agreement, and
(d) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Puehringer, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to death or disability. For purposes of clause
(d) above, in the event of (i) any merger or consolidation or sale of substantially all of the assets of the Company or (ii) a change in control of the Company, or (iii) the liquidation of the Company, or (iv) a material diminution in Mr. Puehringer's duties, Mr. Puehringer may, within six months of any such event, treat such event as a termination, without cause, of his employment by the Company, and receive a severance payment in an amount equal to his then annual base salary. The agreement is for a term of five (5) years, and unless terminated with one year's prior written notice, will automatically extend for additional three (3) year terms.

Further details of this announcement are contained in the press release of the Company dated June 20, 2005, and furnished with this Current report on Form 8-K as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

      (c)   Exhibits

            99.1 Press release dated and issued by the Company on June 20, 2005 (furnished herewith).
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               BALDWIN TECHNOLOGY COMPANY, INC.
                                                          (Registrant)


                                               By:/s/ Vijay C. Tharani
                                                  ------------------------------
                                                      Vijay C. Tharani
                                                  Chief Financial Officer

Dated: June 20, 2005